Exhibit 1.3
CERTIFICATE OF QUALIFIED PERSON
To:	Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Autorité des marchés financiers
Saskatchewan Securities Commission
Manitoba Securities Commission
Securities Commission of Newfoundland and Labrador
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Registrar of Securities
Department of Justice, Government of the Northwest Territories
Nunavut Legal Registries, Government of Nunavut
Department of Community Service, Government of the Yukon Territory
Toronto Stock Exchange
I, Dr. Wm. Gordon Bacon, P.Eng., do hereby certify that:
1.	I am currently employed as Vice President, Technology and Engineering by Inco Limited:

Inco Limited 145 King Street West, Suite 1500 Toronto, Ontario M5H 4B7

2.	I graduated with a B.Sc. degree in Mining and Mineral Engineering the University of British Columbia in 1967. In addition, I have obtained an Ph.D in Metallurgical Engineering from the University of British Columbia in 1979.

3.	Among other professional associations, I am a member of the (i) Professional Engineers, Ontario (membership no. 100013686) and have been a member since 1998; (ii) Association of Professional Engineers, Geologists and Geophysicists of B.C. (member no. 8404) and have been a member since 1972; (iii) Association of Professional Engineers, Geologists and Geophysicists of Alberta (membership no. M58775) and have been a member since 1996, and (iv) Canadian Institute of Mining, Metallurgy and Petroleum.

4.	1 have worked as an engineer for a total of 36 years since my graduation from university in 1967.

5.	I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purposes of NI 43-101.

6.	I am responsible for the preparation of Section 16 and Appendix 1 of the Voisey’s Bay Technical Report effective as of August 31, 2003 (the “Technical Report”) relating to the Voisey’s Bay Project. I visited the facilities of SGS Lakefield Research Limited during the pilot plant testing for the Voisey’s Bay Project on November 4, 2002. The Technical Report was prepared in consultation with technical specialists in the fields of geology, mine engineering, metallurgy and project evaluation with Inco Limited or its affiliated companies.

7.	I have had prior involvement with the property that is the subject of the Technical Report. The nature of my prior involvement is the design of the pilot plant program with mineral processing experts.

8.	I am not aware of any material fact or material change with respect to the subject matter of the Technical Report that is not reflected in the Technical Report where the omission to disclose it would make the Technical Report misleading.

9.	I am not independent of the issuer, Inco Limited, applying all of the tests in section 1.5 of NI 43-101, because I am employed by Inco Limited.

10.	I have read NI 43-101 and Form 43-101F1, and the Technical Report has been prepared in compliance with that instrument and form.
Dated this 24st day of October, 2005.

/s/ W. G. Bacon Signature of Qualified Person	(Seal or Stamp of Qualified Person)
W. G. Bacon Print name of Qualified Person

CONSENT OF QUALIFIED PERSON
To:	Ontario Securities Commission
British Columbia Securities Commission
Alberta Securities Commission
Autorité des marchés financiers
Saskatchewan Securities Commission
Manitoba Securities Commission
Securities Commission of Newfoundland and Labrador
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Registrar of Securities
Department of Justice, Government of the Northwest Territories
Nunavut Legal Registries, Government of Nunavut
Department of Community Service, Government of the Yukon Territory
Toronto Stock Exchange
I, Dr. Wm. Gordon Bacon, P.Eng., do hereby consent to the filing of the written disclosure of the technical report titled “Voisey’s Bay Project located in the Province of Newfoundland & Labrador, Canada” and effective as of August 31, 2003 (the “Technical Report”) and any extracts from or a summary of the Technical Report in the take-over bid circular of Inco Limited dated October 21, 2005 (the “Circular”) which incorporates by reference the Annual Report on Form 10-K of Inco Limited which Annual Report contains extracts from or a summary of the Technical Report.
I also certify that I have read the written disclosure being filed and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report or that the written disclosure in the Circular contains any misrepresentation of the information contained in the Technical Report.
Dated this 24st Day of October, 2005.

/s/ W. G. Bacon Signature of Qualified Person	(Seal or Stamp of Qualified Person)

W. G. Bacon Print name of Qualified Person